Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

By and Between

THE AMACORE GROUP, INC.

and

VICIS CAPITAL MASTER FUND

August 16, 2010

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), effective as of August 16, 2010, is made by and between THE AMACORE GROUP, INC., a Delaware corporation (the “Company”), and VICIS CAPITAL MASTER FUND (the “Purchaser”), a series of the Vicis Capital Master Trust, a trust formed under the laws of the Cayman Islands.

R E C I T A L S

WHEREAS, pursuant to the terms and conditions of this Agreement, the Company wishes to issue and sell to the Purchaser up to $5,000,000 in principal amount of its 15% Senior Secured Convertible Notes due June 30, 2011, in the form attached hereto as Exhibit A (each an “Acquired Note” and collectively, the “Acquired Notes”), which are convertible into shares of the Company’s Class A Common Stock (the “Common Stock”), par value $.001 per share (the “Conversion Shares” and, together with the Acquired Notes, the “Securities”)

NOW, THEREFORE,  the Company and the Purchaser hereby agree as follows:

ARTICLE I
PURCHASE AND SALE OF THE ACQUIRED NOTES

1.1           Purchase and Sale of the Securities.  Subject to the terms and conditions hereof and in reliance on the representations and warranties contained herein, or made pursuant hereto, the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company at the closings of the transactions contemplated hereby (each a “Closing” and collectively, the “Closings”), the Acquired Notes for $5,000,000 (the “Purchase Price”) in cash.

1.2           Closings.  Each Closing, if any, shall occur at such place, date and time as mutually agreeable to the parties (each a “Closing Date”).

1.3           Initial Closing.  On the initial Closing Date, the Company shall deliver to the Purchaser an Acquired Note in the principal amount of $2,500,000 and the Purchaser shall deliver to the Company an amount equal to $2,500,000 (the “Initial Closing Payment”) via wire transfer of immediately available funds in accordance with the instructions provided by the Company.

1.4           Holdback; Release.

(a)           As soon as reasonably practicable after the date hereof but in no event later than the fifth business day thereafter, the Purchaser shall deposit an amount equal to $2,500,000 (together with any interest accruing thereon, the “Escrow Amount”) into the escrow account identified on Schedule 1.4(a) hereto (the “Escrow Account”) until such time as funds may be released from the Escrow Account pursuant to the terms of this Section 1.4 and that certain escrow agreement in the form attached hereto as Exhibit B (the “Escrow Agreement”).  Any and all withdrawals from the Escrow Account shall be subject to the terms Escrow Agreement and shall require dual signatures authorizing release, one signature being that of an officer of the Company and one signature being that of a duly authorized representative of the Purchaser.

(b)           At such time that either (i) the Company’s Available Cash (as defined below) is insufficient to operate its business or (ii) the Company desires to undertake a new marketing effort in promotion of the Company’s business, the Company may make a written request to the Purchaser for a release of funds from the Escrow Account, which written request must set forth in reasonable detail how the Company will use such funds.  The Purchaser, in its sole discretion, will then decide what amount, if any, should be released to the Company (such amount, a “Release Amount”).  Upon each such release, the Purchaser shall be entitled to the issuance of an Acquired Note from the Company at a rate of $1 in principal amount for each $1 released from the Escrow Account (each a “Tranche of Securities”). Upon each Closing of a transfer of a Release Amount to the Company: (i) the Purchaser shall authorize the escrow agent to release such Release Amount to such other account specified by the Company; and (ii) the Company, against delivery of such Release Amount, will deliver to the Purchaser a Tranche of Securities calculated in accordance with this Section 1.4(b) and the documents required to be delivered by Section 4.4 hereof. As used herein, the term “Available Cash” shall mean the aggregate amount of all immediately available funds that the Company has access to in bank accounts in its name.

(c)           Notwithstanding anything to the contrary contained herein, if funds remain in the Escrow Account after 5:00 p.m. Eastern Time on June 30, 2011 (the “Escrow Account Termination Time”), and the Purchaser and Company have not mutually agreed to extend such Escrow Account Termination Time to a later time, the Purchaser shall be entitled to the return of the full amount of the Escrow Amount then remaining in the Escrow Account.  Upon written notice to the Company from the Purchaser of such termination, the Company shall promptly authorize the bank to release all such funds remaining in the Escrow Account to such other account specified by the Purchaser.

(d)           Each of the parties hereto acknowledges and agrees that irreparable damage would occur in the event that any of the provisions of this Section 1.4 were not performed by the Company, on the one hand, or the Purchaser on the other hand, in accordance with the terms hereof or were otherwise breached by the Company, on the one hand, or the Purchaser on the other hand. The parties further agree that the Purchaser or the Company, as the case may be, shall be entitled to an injunction or injunctions to prevent breaches of the provisions hereof and to compel specific performance of the terms hereof, in addition to any other remedy at law or equity.

1.5           Security Documents.

(a)           Security Agreement.  All of the obligations of the Company under the Acquired Notes and Transaction Documents shall be secured by a lien on all the personal property and assets of the Company now existing or hereinafter acquired granted pursuant to a security agreement dated of even date herewith between the Company and the Purchaser in the form attached hereto as Exhibit C (“Security Agreement”).

(b)           Stock Pledge and Escrow Agreement.  To secure the obligations of the Company under this Agreement and the Acquired Notes, the Company shall pledge, hypothecate, and assign, to the Purchaser all the capital stock or other ownership interests of its Subsidiaries listed on Schedule 1.5(b) hereto (the “Pledged Interests”), pursuant to a stock pledge and escrow agreement (“Pledge Agreement”) in the form attached hereto as Exhibit D.

(c)           Guaranty.  All of the obligations of the Company under the Acquire Notes shall be guaranteed pursuant to a guaranty agreement in the form attached hereto as Exhibit E (“Guaranty Agreement”) by each of the subsidiaries of the Company set forth on Schedule 1.5(c) hereto.

(d)           Guarantor Security Documents.  All of the obligations of each Subsidiary under its Guaranty Agreement shall be secured by a lien on all the personal property and assets of such Subsidiary now existing or hereinafter acquired granted pursuant to a guarantor security agreement dated of even date herewith between such Subsidiary and the Purchaser in the form attached hereto as Exhibit F (“Guarantor Security Agreement”).

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Purchaser as of the date of this Agreement as follows:

2.1           Organization and Qualification.  The Company is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, and has all requisite corporate power and authority to carry on its business as now conducted.   The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company or its Subsidiaries (as defined below) or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as hereinafter defined).

2.2           Subsidiaries.  The Company has seven subsidiaries: JRM Benefits Consulting, LLC (which does not have any current active operations), US Health Benefits Group, Inc. (which does not have any current active operations), US Healthcare Plans, Inc. (which does not have any current active operations), On The Phone, Inc. (which does not have any current active operations), Zurvita Holdings, Inc. (which as of the date hereof is owned 65.14% by the Company), Lifeguard Benefit Services, Inc., and Amacore Direct Marketing, Inc. (each a “Subsidiary” and collectively, the “Subsidiaries”).

2.3           No Violation.  Neither the Company nor any Subsidiary is in violation of: (a) any of the provisions of its certificate of incorporation, bylaws or other organizational or charter documents; or (b) any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect.

2.4           Capitalization.

(a)           As of the date hereof, the Company is currently authorized to issue up to (i) 1,480 million shares of Common Stock, par value $.001 per share, of which 1,047,725,428 shares are currently outstanding and 432,274,572 shares have been reserved for issuance upon the exercise of all of the outstanding options, warrants and other securities issued by the Company that are convertible into Common Stock. All of such outstanding shares have been, or upon issuance will be, validly issued, are fully paid and nonassessable; and (ii) 20 million shares of Preferred Stock, par value $.001 per share, of which 4,455 shares are currently outstanding.

(b)           Except as disclosed herein or in the Company’s reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the date hereof (the “SEC Documents”):

(i)           no holder of shares of the Company’s capital stock has any preemptive rights or any other similar rights or has been granted or holds any liens or encumbrances suffered or permitted by the Company;

(ii)           except as disclosed on Schedule 2.4(ii), attached hereto, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary are or may become bound to issue additional shares of capital stock of the Company or any Subsidiary or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any Subsidiary;

(iii)           there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness (as defined in Section 2.14 hereof) of the Company or any Subsidiary or by which the Company or its Subsidiary are or may become bound;

(iv)           there are no agreements or arrangements under which the Company is obligated to register the sale of any of their securities under the Securities Act of 1933, as amended, (the “Securities Act”);

(v)           except as disclosed on Schedule 2.4(v) attached hereto,  attached hereto, there are no outstanding securities or instruments of the Company that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company;

(vi)           except as disclosed on Schedule 2.4(vi) attached hereto, there are no securities or instruments containing antidilution or similar provisions that will be triggered by the issuance of the Securities; and

(vii)           the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

2.5           Issuance of the Acquired Notes.

(a)           The Acquired Notes to be issued hereunder are duly authorized and, upon payment and issuance in accordance with the terms hereof and thereof, shall be free from all taxes, Liens and charges with respect to the issuance thereof.  The Company has taken action, and promptly will take any and all additional action and cooperate with any regulatory authority in connection with such action, required to authorize and have reserved free of preemptive rights and other similar contractual rights of stockholders, a number of its authorized but unissued shares of Class A Common Stock equal to one hundred percent (100%) of the aggregate number of shares of Class A Common Stock necessary to effect the conversion of the Acquired Notes (the “Conversion Shares”).  Subject to the filing and mailing of a definitive Information Statement on Schedule 14C (a preliminary version of which was filed with the SEC on September 9, 2009 and subsequently amended on April 6, 2010, the “Schedule 14C”) and the filing of an amended and restated certificate of incorporation of the Company increasing the Company’s authorized capital and/or effecting a reverse split of the Company’s common stock as described in the Schedule 14C (the “Amendment”), together with any action of the Board and/or the Company’s stockholders that may be required to do so, all actions by the Board, the Company and its stockholders necessary for the valid issuance of the Conversion Shares has been taken.  Presently, the Company does not have sufficient capital to issue all of the Conversion Shares.

(b)           The Conversion Shares, when issued upon conversion of the Acquired Notes, will be validly issued, fully paid and nonassessable and free from all taxes, Liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Class A Common Stock. Assuming the accuracy of each of the representations and warranties set forth in Article III hereof, the issuance by the Company to the Purchaser of the Acquired Notes is exempt from registration under the Securities Act.

2.6           Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement delivered pursuant to Section 4.4(f) hereof, the Escrow Agreement, the documents identified in Section 1.4 hereof, and each of the other agreements or instruments entered into or delivered by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Acquired Notes and the Conversion Shares in accordance with the terms hereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, and the issuance of the Acquired Notes, have been duly authorized by the board of directors of the Company (the “Board”), and no further consent or authorization is required by the Company, the Board or its stockholders. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies, or (ii) as any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy consideration.

2.7           Dilutive Effect. The Company understands and acknowledges that its obligation to issue the Conversion Shares upon conversion of the Acquired Notes is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

2.8           No Conflicts. Subject to the filing and mailing of the Schedule 14C and the filing of the Amendment, the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance of the Conversion Shares) will not (i) result in a violation of any articles or certificate of incorporation, any certificate of designations, preferences and rights of any outstanding series of preferred stock or bylaws of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, except in the case of clauses (ii) and (iii), for such breaches or defaults as would not be reasonably expected to have a Material Adverse Effect.

2.9           Governmental Consents. Except for the filing and mailing of the Schedule 14C, the filing of the Amendment, the filing of a Form D with the SEC, and the registration of the Conversion Shares under the Securities Act for resale by the Purchaser, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person (as hereinafter defined) in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain at or prior to the Closing pursuant to the preceding sentence have been obtained or effected. The Company is unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the foregoing.

2.10           No General Solicitation.  Neither the Company, its Subsidiaries, nor any of their affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

2.11           No Integrated Offering. None of the Company, its Subsidiaries, their affiliates, or any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Securities under the Securities Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions.

2.12           Placement Agent’s Fees.  Except as set forth on Schedule 2.12, no brokerage or finder’s fee or commission are or will be payable to any Person with respect to the transactions contemplated by this Agreement based upon arrangements made by the Company or any of its affiliates.  The Company agrees that it shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by Purchaser) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Purchaser harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any claim for any such fees or commissions.

2.13           Litigation.  Except as disclosed in the SEC Documents or Schedule 2.13, there is no material action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or its Subsidiaries, the transactions contemplated by the Transaction Documents, the Class A Common Stock or any of the Company’s respective current or former officers or directors in their capacities as such. To the knowledge of the Company, there has not been within the past two (2) years, and there is not pending, any investigation by the SEC involving the Company or any current or former director or officer of the Company (in his or her capacity as such). The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act within the past two (2) years.

2.14           Indebtedness and Other Contracts. Except as disclosed in the SEC Documents, the Company (a) does not have any outstanding Indebtedness (as defined below), (b) is not a party to any contract, agreement or instrument, the violation of which, or default under, by any other party to such contract, agreement or instrument would result in a Material Adverse Effect, (c) is not in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (d) is not a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect.  For purposes of this Agreement: (x) ”Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, change, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above; (y) ”Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) ”Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

2.15           Financial Information; SEC Documents.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, for the two years preceding the date hereof, the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to as the SEC Documents. Except for the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2008 filed with the SEC on August 14, 2008, as of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of such SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except for the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2008 filed with the SEC on August 14, 2008, as of their respective dates, the financial statements of the Company included in such SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Purchaser that is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

2.16           Absence of Certain Changes. Except as disclosed in the SEC Documents or on Schedule 2.16, since December 31, 2009, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or its Subsidiary. Since December 31, 2009, the Company has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $50,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $100,000. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. After giving effect to the transactions contemplated hereby to occur at the Closing, the Company will not be Insolvent (as hereinafter defined). For purposes of this Agreement, “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total indebtedness, contingent or otherwise, (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

2.17           Foreign Corrupt Practices.  Neither the Company nor any Subsidiary, nor any director, officer, agent, employee or other Person acting on behalf of the Company or a Subsidiary has, in the course of its actions (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

2.18           Transactions With Affiliates.  Except as set forth in the SEC Documents or on Schedule 2.18, none of the officers, directors or employees of the Company or any Subsidiary is presently a party to any transaction with the Company (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

2.19           Insurance.   The Company and each Subsidiary is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and each such Subsidiary is engaged.  The Company has not been refused any insurance coverage sought or applied for and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

2.20           Employee Relations.  Neither the Company nor any Subsidiary is a party to any collective bargaining agreement or employs any member of a union. No Executive Officer of the Company (as defined in Rule 501(f) of the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No Executive Officer of the Company, to the knowledge of the Company, is, or is now, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters. The Company is in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

2.21           Title.  Each of the Company and its Subsidiaries has good and marketable title to all personal property owned by it which is material to their respective business, in each case free and clear of all liens, encumbrances and defects except such as are described in the SEC Documents or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

2.22           Intellectual Property Rights.  The Company’s and its Subsidiaries’ patents, trademarks, trade names, service marks copyrights, and registrations and applications therefor, trade secrets and any other intellectual property right (collectively, “Intellectual Property Rights”), are, to the best of the Company’s knowledge, fully valid and are in full force and effect.  The Company does not have any knowledge of any infringement by the Company or any Subsidiary of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or a Subsidiary regarding its Intellectual Property Rights that could have a Material Adverse Effect. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of its Intellectual Property Rights.

2.23           Environmental Laws.  Each of Company and its Subsidiaries (a) is in compliance with any and all Environmental Laws (as hereinafter defined), (b) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (c) is in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (a), (b) and (c), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

2.24           Tax Matters.  Each of Company and its Subsidiaries (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (c) has set aside on its books reasonably adequate provision for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except where such failure would not have a Material Adverse Effect. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

2.25           Sarbanes-Oxley Act. Except as set forth in Schedule 2.25, the Company is in compliance with any and all requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof and applicable to it, and any and all rules and regulations promulgated by the SEC thereunder that are effective and applicable to it as of the date hereof, except where such noncompliance would not have a Material Adverse Effect.

2.26           Investment Company Status.  The Company is not, and immediately after receipt of payment for the Acquired Notes will not be, an “investment company,” an “affiliated person” of, “promoter” for or “principal underwriter” for, or an entity “controlled” by an “investment company,” within the meaning of the Investment Company Act.

2.27           Material Contracts.  Except as disclosed on Schedule 2.27 or in the SEC Documents, each contract of the Company that involves expenditures or receipts in excess of $100,000 (each an “Applicable Contract”) is in full force and effect and is valid and enforceable in accordance with its terms. The Company is and has been in full compliance with all applicable terms and requirements of each Applicable Contract and no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a violation or breach of, or give the Company or any other entity the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Applicable Contract. The Company has not given or received from any other entity any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Applicable Contract.

2.28           Inventory.  All inventory of the Company consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been or will be written off or written down to net realizable value on the audited consolidated balance sheet of the Company as of December 31, 2009.  The quantities of each type of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable and warranted in the present circumstances of the Company.

2.29           Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Purchaser or its agents or counsel with any information that constitutes or might constitute material, nonpublic information that has not been disclosed in the SEC Documents. The Company understands and confirms that the Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Purchaser regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Company as of the date of this Agreement as follows:

3.1           Organization.  The Purchaser is an entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

3.2           Authorization.  This Agreement has been duly authorized, validly executed and delivered by the Purchaser and is a valid and binding agreement and obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Purchaser has full power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

3.3           Investment Investigation.  The Purchaser understands that no Federal, state, local or foreign governmental body or regulatory authority has made any finding or determination relating to the fairness of an investment in the Acquired Notes and that no Federal, state, local or foreign governmental body or regulatory authority has recommended or endorsed, or will recommend or endorse, any investment in the Acquired Notes. The Purchaser, in making the decision to purchase the Acquired Notes, has relied upon independent investigation made by it and has not relied on any information or representations made by third parties.

3.4           Accredited Investor.  The Purchaser is, and will be on each Closing Date and upon conversion of each of the Acquired Notes, an “accredited investor” as defined under Rule 501 of Regulation D promulgated under the Securities Act.

3.5           No Distribution.  The Purchaser is and will be acquiring the Acquired Notes for its own account, and not with a view to any resale or distribution of the Acquired Notes in whole or in part, in violation of the Securities Act or any applicable securities laws.

3.6           Resale.  The parties intend that the offer and sale of the Acquired Notes be exempt from registration under the Securities Act, by virtue of Section 4(2) and/or Rule 506 of Regulation D promulgated under the Securities Act. The Purchaser understands that the Acquired Notes purchased hereunder have not been, and may never be, registered under the Securities Act and that the Acquired Notes cannot be sold or transferred unless its is first registered under the Securities Act and such state and other securities laws as may be applicable or in the opinion of counsel for the Company an exemption from registration under the Securities Act is available (and then the Acquired Notes may be sold or transferred only in compliance with such exemption and all applicable state and other securities laws).

3.7           Reliance.  The Purchaser understands that the Acquired Notes are being offered and sold to it in reliance on specific provisions of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein for purposes of qualifying for exemptions from registration under the Securities Act, and applicable state securities laws.

ARTICLE IV
CONDITIONS TO CLOSING OF THE PURCHASER

The obligation of the Purchaser to purchase the Securities at each Closing is subject to the fulfillment to the Purchaser’s satisfaction on or prior to such Closing Date of each of the following conditions, any of which may be waived by the Purchaser:

4.1           Representations and Warranties Correct.  The representations and warranties in Article II hereof shall be true and correct when made, and shall be true and correct in all material respects on each Closing Date with the same force and effect as if they had been made on and as of such Closing Date.   The Company shall have delivered any update to the Schedules hereto to the Purchaser not less than two business days prior to such Closing Date.

4.2           Performance.  All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to each Closing Date shall have been performed or complied with by the Company in all material respects.

4.3           No Impediments.  Neither the Company nor any Purchaser shall be subject to any order, decree or injunction of a court or administrative agency of competent jurisdiction that prohibits the transactions contemplated hereby or would impose any material limitation on the ability of such Purchaser to exercise full rights of ownership of the Acquired Notes.  At the time of the Closing, the purchase of the Acquired Notes to be purchased by the Purchaser hereunder shall be legally permitted by all laws and regulations to which the Purchaser and the Company are subject.

4.4           Other Agreements and Documents.  Company shall have executed and delivered the following agreements and documents:

(a)           An Acquired Note corresponding to the applicable Release Amount as determined in accordance with Section 1.4(b) hereof.

(b)           A certificate of good standing as of a recent date with respect to the Company from the Secretary of State of Delaware;

(c)           A certificate of the Company’s Secretary, dated such Closing Date, certifying (i) the fulfillment of the conditions specified in Sections 4.1 and 4.2 of this Agreement, (ii) the Board resolutions approving this Agreement and the transactions contemplated hereby, (iii) the Company’s certificate of incorporation, and (iv) other matters as the Purchaser shall reasonably request;

(d)           A written waiver, in form and substance satisfactory to the Purchaser, from each person other than the Purchaser who has any of the following rights:

(i)           any currently effective right of first refusal to acquire the Acquired Notes; or

(ii)           any right to an anti-dilution adjustment of securities issued by the Company that are held by such person that will be triggered as a result of the issuance of the Acquired Notes;

(e)           All necessary consents or waivers, if any, from all parties to any other material agreements to which the Company is a party or by which it is bound immediately prior to the Closing in order that the transactions contemplated hereby may be consummated and the business of the Company may be conducted by the Company after the Closing without adversely affecting the Company; and

(f)           With respect to the initial Closing only:

(i)           An Acquired Note in the principal amount of $2,500,000 in accordance with Section 1.3 hereof

(ii)           The Escrow Agreement in the form of Exhibit B attached hereto;

(iii)           The Security Agreement in the form of Exhibit C attached hereto;

(iv)           The Pledge Agreement in the form of Exhibit D attached hereto;

(v)           The Guaranty Agreement in the form of Exhibit E attached hereto;

(vi)           The Guarantor Security Agreement in the form of Exhibit F attached hereto;

(vii)           The Registration Rights Agreement in the form of Exhibit G attached hereto (the “Registration Rights Agreement”)

4.5           Due Diligence Investigation.  No fact shall have been discovered, whether or not reflected in the Schedules hereto, which in the Purchaser’s determination would make the consummation of the transactions contemplated by this Agreement not in the Purchaser’s best interests.

4.6           Pledged Interests.  The Company shall have delivered the Pledged Interests to the escrow agent under the Pledge Agreement.

4.7           Post-Closing Deliveries.  Within five (5) days after each Closing, the Company shall deliver to Purchaser a payment in an amount equal to the amount of all documentary tax and other fees imposed by the State of Florida upon the transactions contemplated hereby, together with a completed and executed Florida Department of Revenue Documentary Stamp Tax Return Form DR-228, or such other successor form specified by the Florida Department of Revenue.

ARTICLE V
CONDITIONS TO CLOSING OF THE COMPANY

The Company’s obligation to sell the Securities at the Closing is subject to the fulfillment to its satisfaction on or prior to the Closing Date of each of the following conditions:

5.1           Representations.  The representations made by the Purchaser pursuant to Article III hereof shall be true and correct when made and shall be true and correct on the Closing Date.

5.2           Other Agreements and Documents.  Purchaser shall have executed and delivered the following agreements and documents:

(a)           The Registration Rights Agreement; and

(b)           The Waiver of Anti-Dilution Rights in the form of Exhibit H attached hereto.

5.3           No Impediments.  Neither the Company nor any Purchaser shall be subject to any order, decree or injunction of a court or administrative agency of competent jurisdiction that prohibits the transactions contemplated hereby or would impose any material limitation on the ability of such Purchaser to exercise full rights of ownership of the Acquired Notes.  At the time of the Closing, the purchase of the Acquired Notes to be purchased by the Purchaser hereunder shall be legally permitted by all laws and regulations to which the Purchaser and the Company are subject.

5.4           Payment of Release Amount.  The Company shall have received the Release Amount, and with respect to the initial Closing only, the Initial Closing Payment.

ARTICLE VI
INDEMNIFICATION

6.1           Indemnification of the Purchaser.

(a)           Subject to the provisions of this Section 6.1, the Company will indemnify and hold Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to: (a) any untrue representation, misrepresentation, breach of warranty or non-fulfillment of any covenant, agreement or other obligation by or of the Company or any subsidiary contained in any Transaction Document or in any certificate, document, or instrument delivered by the Company to the Purchaser; or (b) any action instituted against any Purchaser Party, or any of their respective affiliates, by any stockholder of the Company who is not an affiliate of such Purchaser Party, solely as a result of such Purchaser’s acquisition of the Securities pursuant to this Agreement (unless such action is based upon a breach of such Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance).

(b)           The Purchaser shall promptly notify the Company of any claim, demand, action or proceeding for which indemnification will be sought under this Agreement; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the Company of its obligations under this Section 6.1 except to the extent that the Company is actually prejudiced by such failure to give notice.

(c)           In case any such action, proceeding or claim is brought against any Purchaser Party in respect of which indemnification is sought hereunder, the Company shall be entitled to participate in and, unless in the reasonable, good-faith judgment of the Purchaser a conflict of interest between it and the Company exists with respect to such action, proceeding or claim (in which case the Company shall be responsible for the reasonable fees and expenses of one separate counsel for the Purchaser Parties), to assume the defense thereof with counsel reasonably satisfactory to the Purchaser. If the Company elects to defend any such action or claim, then the Purchaser Parties shall be entitled to participate in such defense (but not control) with counsel of their choice at their sole cost and expense (except that the Company shall remain responsible for the reasonable fees and expenses of one separate counsel for the Purchaser Parties in the event in the reasonable, good-faith judgment of the Purchaser a conflict of interest between the Purchaser Parties and the Company exists).

(d)           In the event that the Company advises the Purchaser Parties that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the Purchaser Parties may, at their option, defend, settle or otherwise compromise or pay such action or claim.  In any event, unless and until the Company elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the Purchaser Parties’ costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder.

(e)           The parties shall cooperate fully with each other in connection with any negotiation or defense of any such action or claim and shall furnish to the other party all information reasonably available to such party which relates to such action or claim.  Each party shall keep the other party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.

(f)           Notwithstanding anything in this Section 6.1 to the contrary, the Company shall not, without the Purchaser’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on any Purchaser Party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Purchaser Parties of a release from all liability in respect of such claim.  The indemnification obligations to defend the Purchaser Parties required by this Section shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when the loss is incurred, so long as the Purchaser Parties shall refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification.  The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar rights of the Purchaser Parties against the Company or others, and (ii) any liabilities the Company may be subject to pursuant to applicable law.

6.2           Indemnification of the Company.

(a)           Subject to the provisions of this Section 6.2, the Purchaser will indemnify and hold Company and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a “Company Party”) harmless from any and all Losses that any such Company Party may suffer or incur as a result of or relating to a breach of any warranty or representation of the Purchaser contained in this Agreement or any non-fulfillment of any covenant, agreement or other obligation by or of the Purchaser contained in this Agreement; provided that, the Purchaser shall not have any indemnification obligation under this Section 6.2 to the extent Losses are caused by or attributable to, in whole or in part, a breach of the Company’s representations, warranties or covenants under the Transaction Documents, a violation by the Company or a subsidiary of applicable law, or any conduct by the Company or a subsidiary which constitutes fraud, gross negligence, willful misconduct or malfeasance; and further provided that the Purchaser’s aggregate liability hereunder shall not exceed the amount of the Purchase Price.

(b)           The Company shall promptly notify the Purchaser of any claim, demand, action or proceeding for which indemnification will be sought under this Agreement; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the Purchaser of its obligations under this Section except to the extent that the Purchaser is actually prejudiced by such failure to give notice.

(c)           In case any such action, proceeding or claim is brought against any Company Party in respect of which indemnification is sought hereunder, the Purchaser shall be entitled to participate in and, unless in the reasonable, good-faith judgment of the Company a conflict of interest between it and the Purchaser exists with respect to such action, proceeding or claim (in which case the Purchaser shall be responsible for the reasonable fees and expenses of one separate counsel for the Company Parties), to assume the defense thereof with counsel reasonably satisfactory to the Company. If the Purchaser elects to defend any such action or claim, then the Company Parties shall be entitled to participate in such defense (but not control) with counsel of their choice at their sole cost and expense (except that the Purchaser shall remain responsible for the reasonable fees and expenses of one separate counsel for the Company Parties in the event in the reasonable, good-faith judgment of the Company a conflict of interest between the Company Parties and the Purchaser exists).

(d)           In the event that the Purchaser advises the Company Parties that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the Company Parties may, at their option, defend, settle or otherwise compromise or pay such action or claim.  In any event, unless and until the Purchaser elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the Company Parties’ costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder.

(e)           The parties shall cooperate fully with each other in connection with any negotiation or defense of any such action or claim and shall furnish to the other party all information reasonably available to such party which relates to such action or claim.  Each party shall keep the other party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.

(f)           Notwithstanding anything in this Section 6.2 to the contrary, the Purchaser shall not, without the Company’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on any Company Party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Company Parties of a release from all liability in respect of such claim.  The indemnification obligations to defend the Company Parties required by this Section shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when the loss is incurred, so long as the Company Parties shall refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification.  The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar rights of the Company Parties against the Purchaser or others, and (ii) any liabilities the Purchaser may be subject to pursuant to applicable law.

ARTICLE VII
AFFIRMATIVE COVENANTS

The Company hereby covenants and agrees, so long as any Acquired Note remains outstanding, as follows:

7.1           Maintenance of Corporate Existence.  Other than the shutdown of the Company’s U.S. Health Benefits Group Division as more fully described in the Company’s Current Report on Form 8-K filed with the SEC on July 21, 2010, the Company shall and shall cause its Subsidiaries to, maintain in full force and effect its corporate existence, rights and franchises and all material terms of licenses and other rights to use licenses, trademarks, trade names, service marks, copyrights, patents or processes owned or possessed by it and necessary to the conduct of its business, except where the failure to maintain such corporate existence, rights, franchises, licenses and rights to use licenses, trademarks, trade names, service marks, copyrights, patents or processes would not (a) result in a Material Adverse Effect or (b) materially adversely affect the rights of Purchaser under any Transaction Document.

7.2           Maintenance of Properties.  The Company shall and shall cause its subsidiaries to, keep each of its properties necessary to the conduct of its business in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company shall and shall cause its subsidiaries to at all times comply with each material provision of all material leases to which it is a party or under which it occupies property.

7.3           Payment of Taxes.  The Company shall and shall cause its subsidiaries to, promptly pay and discharge, or cause to be paid and discharged when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, assets, property or business of the Company and its subsidiaries; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall be contested timely and in good faith by appropriate proceedings, if the Company or its subsidiaries shall have set aside on its books adequate reserves with respect thereto, and the failure to pay shall not be prejudicial in any material respect to the holders of the Securities, and provided, further, that the Company or its subsidiaries will pay or cause to be paid any such tax, assessment, charge or levy forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

7.4           Payment of Indebtedness.  The Company shall, and shall cause its subsidiaries to, pay or cause to be paid when due all Indebtedness incident to the operations of the Company or its subsidiaries (including, without limitation, claims or demands of workmen, materialmen, vendors, suppliers, mechanics, carriers, warehousemen and landlords) which, if unpaid might become a Lien (except for Permitted Liens) upon the assets or property of the Company or its subsidiaries, except where the Company (or its subsidiary, as the case may be) disputes the payment of such Indebtedness in good faith by appropriate proceedings.

7.5           Reservation of Common Stock.  Following the filing of the Amendment, the Company shall continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a number of its authorized but unissued shares of Common Stock not less than one hundred percent (100%) of the aggregate number of shares of Common Stock to effect the conversion of the Acquired Notes.

7.6           Maintenance of Insurance.  The Company shall and shall cause its subsidiaries to, keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by theft, fire, explosion and other risks customarily insured against by companies in the line of business of the Company or its subsidiaries, in amounts sufficient to prevent the Company and its subsidiaries from becoming a co-insurer of the property insured; and the Company shall and shall cause its subsidiaries to maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated or as may be required by law, including, without limitation, general liability, fire and business interruption insurance, and product liability insurance as may be required pursuant to any license agreement to which the Company or its subsidiaries is a party or by which it is bound.

7.7           Notice of Adverse Change.  The Company shall promptly give notice to all holders of any Securities (but in any event within seven (7) days) after becoming aware of the existence of any condition or event which constitutes, or the occurrence of, any of the following:

(a)            any event of noncompliance by the Company or its subsidiaries under this Agreement in any material respect;

(b)            the institution of an action, suit or proceeding against the Company or any subsidiary before any court, administrative agency or arbitrator, including, without limitation, any action of a foreign government or instrumentality, which, if adversely decided, would result in a Material Adverse Effect whether or not arising in the ordinary course of business; or

(c)            any information relating to the Company or any subsidiary which would reasonably be expected to result in a material adverse effect on its inability to perform its obligations of under any Transaction  Document.

Any notice given under this Section 7.7 shall specify the nature and period of existence of the condition, event, information, development or circumstance, the anticipated effect thereof and what actions the Company has taken and/or proposes to take with respect thereto.

7.8           Compliance With Agreements.  Other than as disclosed in the SEC Documents, the Company shall and shall cause its subsidiaries to comply in all material respects, with the terms and conditions of all material agreements, commitments or instruments to which the Company or any of its subsidiaries is a party or by which it or they may be bound.

7.9           Other Agreements.  The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability to perform of the Company under any Transaction Document.

7.10           Compliance With Laws.  The Company shall and shall cause each of its subsidiaries to duly comply in all material respects with any material laws, ordinances, rules and regulations of any foreign, federal, state or local government or any agency thereof, or any writ, order or decree, and conform to all valid requirements of governmental authorities relating to the conduct of their respective businesses, properties or assets.

7.11           Protection of Licenses, etc.  The Company shall and shall cause its subsidiaries to, maintain, defend and protect to the best of their ability licenses and sublicenses (and to the extent the Company or a subsidiary is a licensee or sublicensee under any license or sublicense, as permitted by the license or sublicense agreement), trademarks, trade names, service marks, patents and applications therefor and other proprietary information owned or used by it or them, (except where the failure to defend and protect such licenses and sublicenses would not (a) result in a Material Adverse Effect or (b) materially adversely affect the rights of Purchaser under any Transaction Document) and shall keep duplicate copies of any licenses, trademarks, service marks or patents owned or used by it, if any, at a secure place selected by the Company.

7.12           Accounts and Records; Inspections.

(a)            The Company shall keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to the business and affairs of the Company and its subsidiaries in accordance with GAAP applied on a consistent basis.

(b)            The Company shall permit each holder of any Securities or any of such holder’s officers, employees or representatives during regular business hours of the Company, upon reasonable notice and as often as such holder may reasonably request, to visit and inspect the offices and properties of the Company and its subsidiaries and to make extracts or copies of the books, accounts and records of the Company or its subsidiaries at such holder’s expense.

(c)            Nothing contained in this Section 7.12 shall be construed to limit any rights which a holder of any Securities may otherwise have with respect to the books and records of the Company and its subsidiaries, to inspect its properties or to discuss its affairs, finances and accounts.

7.13           Maintenance of Office.  The Company will maintain its principal office at the address of the Company set forth in Section 10.6 of this Agreement where notices, presentments and demands in respect of this Agreement and any of the Securities may be made upon the Company, until such time as the Company shall notify the holders of the Securities in writing, at least thirty (30) days prior thereto, of any change of location of such office.

7.14           Payment under Acquired Notes.  The Company shall pay the interest on, and repay at maturity all amounts outstanding under, the Acquired Notes, in the time, the manner and the form as provided in the Acquired Notes and the Transaction Documents.

7.15           SEC Reporting Requirements.  For so long as the Purchaser beneficially owns any of the Securities, and until such time as all the Conversion Shares are saleable by the Purchaser without restriction as to volume or manner of sale under Rule 144 under the Securities Act, the Company shall, once it has filed a registration statement pursuant to the Registration Rights Agreement, timely file all reports required to be filed with the Commission pursuant to the Exchange Act even if the Company is not then required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.  As long as the Purchaser owns Securities, the Company will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144 or any successor rule such information as is required for the Purchaser to sell the Securities under Rule 144 without regard to the volume and manner of sale limitations.  The Company further covenants that it will take such further action as any holder of Securities or Conversion Shares may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities or Conversion Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 or any successor rule thereto.

7.16           Further Assurances.  From time to time the Company shall execute and deliver to the Purchaser and the Purchaser shall execute and deliver to the Company such other instruments, certificates, agreements and documents and take such other action and do all other things as may be reasonably requested by the other party in order to implement or effectuate the terms and provisions of this Agreement and any of the Securities.

For purposes of Articles VII–IX, the term “subsidiary” shall be deemed to include each Subsidiary and any subsidiary of the Company acquired or formed after the date hereof.

ARTICLE VIII
NEGATIVE COVENANTS

The Company hereby covenants and agrees, so long as any Acquired Note remains outstanding, it will not (and not allow any subsidiary to), without the prior written consent of the Purchaser, directly or indirectly:

8.1           Distributions and Redemptions.  (i) Except with respect to its shares of preferred stock outstanding, or forward stock splits in the form of a dividend, declare or pay any dividends or make any distributions to any holder(s) of any shares of capital stock of the Company; or (ii) purchase, redeem or otherwise acquire for value, directly or indirectly, any shares of its capital stock or warrants or rights to acquire such capital stock, except as may be required by the terms of its shares of preferred stock outstanding.

8.2           Reclassification.  Except as contemplated by the Schedule 14C, effect any reclassification, combination or reverse stock split of any of its common stock.

8.3           Liens.  Except as otherwise provided in this Agreement, create, incur, assume or permit to exist any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of the Company or any subsidiary under any conditional sale or other title retention agreement or any capital lease, upon or with respect to any property or asset of the Company or any subsidiary (each a “Lien” and collectively, “Liens”), except that the foregoing restrictions shall not apply to:

(a)           liens for taxes, assessments and other governmental charges, if payment thereof shall not at the time be required to be made, and provided such reserve as shall be required by generally accepted accounting principles consistently applied shall have been made therefor;

(b)           liens of workmen, materialmen, vendors, suppliers, mechanics, carriers, warehouseman and landlords or other like liens, incurred in the ordinary course of business for sums not then due or being contested in good faith, if an adverse decision in which contest would not materially affect the business of the Company;

(c)           liens securing indebtedness of the Company or any subsidiaries which is in an aggregate principal amount not exceeding $100,000 and which liens are subordinate to liens on the same assets held by the Purchaser;

(d)           statutory liens of landlords, statutory liens of banks and rights of set-off, and other liens imposed by law, in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by generally accepted accounting principles shall have been made for any such contested amounts;

(e)           liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(f)           any attachment or judgment lien not constituting an Event of Default (as defined below);

(g)           easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of the Company or any of its subsidiaries;

(h)           any (i) interest or title of a lessor or sublessor under any lease, including liens relating to Indebtedness identified in Section 8.4(f), (ii) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (iii) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (ii), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

(i)           liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j)           any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(k)           liens securing obligations (other than obligations representing debt for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Company and its subsidiaries; and

(l)           the replacement, extension or renewal of any lien permitted by this Section upon or in the same property theretofore subject or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the indebtedness secured thereby.

All of the Foregoing Liens described in subsections (a) – (l) above shall be referred to as “Permitted Liens”.

8.4           Indebtedness.  Create, incur, assume, suffer, permit to exist, or guarantee, directly or indirectly, any Indebtedness, excluding, however, from the operation of this covenant:

(a)            Indebtedness to the extent existing on the date hereof or any replacement Indebtedness to existing Indebtedness;

(b)            Indebtedness which may, from time to time be incurred or guaranteed by the Company which in the aggregate principal amount does not exceed $100,000;

(c)            the endorsement of instruments for the purpose of deposit or collection in the ordinary course of business;

(d)            Indebtedness relating to contingent obligations of the Company and its subsidiaries under guaranties in the ordinary course of business of the obligations of suppliers, customers, and licensees of the Company and its subsidiaries;

(e)            Indebtedness relating to loans from the Company to its subsidiaries;

(f)            Indebtedness relating to capital leases in an amount not to exceed $100,000; or

(g)            accounts or notes payable arising out of the purchase of merchandise, supplies, equipment, software, computer programs or services in the ordinary course of business.

The foregoing Indebtedness described in subsections (a) – (g) above shall be referred to as “Permitted Indebtedness”.

8.5           Senior Securities.  Issue any security that is senior to or ranks pari passu with the Acquired Notes, whether with respect to right of payment of principal, interest, damages or upon liquidation or dissolution or otherwise.

8.6           Liquidation or Sale.  Sell, transfer, lease or otherwise dispose of 20% or more of its consolidated assets (as shown on the most recent financial statements of the Company or the subsidiary, as the case may be) in any single transaction or series of related transactions (other than the sale of inventory in the ordinary course of business), or liquidate, dissolve, recapitalize or reorganize in any form of transaction.

8.7           Change of Control Transaction.  Enter into a Change in Control Transaction. For purposes of this Agreement, “Change in Control Transaction” means the occurrence of (a) an acquisition by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Company, (b) a replacement at one time or over time of more than one-half of the members of the Board of the Company which is not approved by a majority of those individuals who are members of the Board on the date hereof (or by those individuals who are serving as members of the Board on any date whose nomination to the Board was approved by a majority of the members of the Board who are members on the date hereof), (c) the merger or consolidation of the Company or any subsidiary of the Company in one or a series of related transactions with or into another entity (except in connection with a merger involving the Company solely for the purpose, and with the sole effect, of reorganizing the Company under the laws of another jurisdiction; provided that the certificate of incorporation and bylaws (or similar charter or organizational documents) of the surviving entity are substantively identical to those of the Company and do not otherwise adversely impair the rights of the Purchaser), or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (a), (b) or (c).

8.8           Amendment of Charter Documents.  Except for the Amendment, amend or waive any provision of its Articles of Incorporation or Bylaws in any way that materially adversely affects the rights of the Purchaser without the prior written consent of the Purchaser.

8.9           Transactions with Affiliates.

(a)            Engage in any transaction with any of the officers, directors, employees or affiliates of the Company or of its subsidiaries, except on terms no less favorable to the Company or the subsidiary as could be obtained in an arm’s length transaction.

(b)            Divert (or permit anyone to divert) any business or opportunity of the Company or subsidiary to any other corporate or business entity.

8.10           Registration Statements.  File any registration statement with the Commission, other than a registration statement on Form S-8, until the earlier of: (i) 60 Trading Days following the date that a registration statement or registration statements registering all Registrable Securities (as that term is defined in the Registration Rights Agreement) is declared effective by the Commission; and (ii) the date the Conversion Shares are saleable by Purchaser under Rule 144 under the Securities Act without limitation as to volume or manner of sale; provided that this Section shall not prohibit the Company from filing a registration statement on Form S-4 or other applicable form for securities to be issued in connection with acquisitions of businesses by the Company or its subsidiaries, or post effective amendments to registration statements that were declared effective prior to the date hereof or to a registration statement filed with the Commission on Forms S-4 or S-8.

ARTICLE IX
EVENTS OF DEFAULT

9.1           Events of Default.  The occurrence and continuance of any of the following events shall constitute an event of default under this Agreement (each, an “Event of Default” and, collectively, “Events of Default”):

(a)           if the Company shall default in the payment of interest or principal on any Acquired Note when the same shall become due and payable; and in each case such default shall have continued without cure for five (5) days after written notice (a “Default Notice”) is given to the Company of such default;

(b)            the Company shall fail to (i) timely deliver the shares of Common Stock upon conversion of an Acquired Note by the tenth (10th) day after the date of delivery required therefor or otherwise in accordance with the provisions of the Transaction Documents, (ii) file a Registration Statement in accordance with the terms of the Registration Rights Agreement, or (iii) make the payment of any fees and/or liquidated damages under this Agreement or any Transaction Document, which failure in the case of items (i) and (iii) of this Section is not remedied within ten (10) days after the incurrence thereof and, solely with respect to item (iii) above, ten (10) days after the Purchaser delivers a Default Notice to the Company of the incurrence thereof;

(c)           while a Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the Purchaser for sale of the Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of twenty (20) consecutive Trading Days;

(d)           the Company’s notice to the Purchaser, including by way of public announcement, at any time, of its inability to comply for any reason or its intention not to comply with proper requests for issuance of, or its failure to timely deliver, Conversion Shares upon conversion of an Acquired Note;

(e)           if the Company or any subsidiary shall default in the performance of any of the covenants contained this Agreement or the Transaction Documents and (i) such default shall have continued without cure for five (5) days after a Default Notice is given to the Company or (ii) such default shall have materially adversely affected the Purchaser regardless of any action taken by the Company to cure such default

(f)           if any of the Company or its subsidiaries shall default in the observance or performance of any term or provision of a material agreement to which it is a party or by which it is bound, other than as disclosed in the SEC Documents, which default will have or could reasonably be expected to have a Material Adverse Effect and such default is not waived or cured within the applicable grace period provided for in such agreement;

(g)           if any representation or warranty made in this Agreement, any Transaction Document or in or any certificate delivered by the Company or its subsidiaries pursuant hereto or thereto shall prove to have been incorrect in any material respect when made;

(h)           other than as disclosed in the SEC Documents, the Company shall (i) default in any payment of any amount or amounts of principal of or interest on any Indebtedness and the aggregate principal amount of which Indebtedness is in excess of $100,000 or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness to cause with the giving of notice if required, such Indebtedness to become due prior to its stated maturity;

(i)           if a judgment shall be rendered against the Company, its subsidiaries or any of their respective current or former directors or officers in their capacities as such and such judgment, either alone or together with other such judgments, exceeds an aggregate of $100,000;

(j)           if the Company, its subsidiaries or any of their respective current or former directors or officers in their capacities as such settle any claim or demand, and such settlement, either alone or together with other such settlements, requires the Company or its subsidiaries to pay (whether by reason of indemnification or otherwise) in the aggregate  $100,000 or more;

(k)           the Company or any of its subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) provide notice of or make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), or admit in writing its inability to pay its debts (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same, or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

(l)           a proceeding or case shall be commenced in respect of the Company or any of its subsidiaries, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Company or any of its subsidiaries or (iii) similar relief in respect of it under any law providing for the relief of debtors, or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Company or any of its subsidiaries or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Company or any of its subsidiaries.

9.2           Remedies.

(a)           Upon the occurrence and continuance of an Event of Default, the Purchaser may at any time (unless all defaults shall theretofore have been remedied) at its option, by written notice or notices to the Company require the Company to immediately redeem in cash all or a portion of the Acquired Notes held by the Purchaser at a price equal to one hundred twenty-five percent (125%) of the principal amount outstanding under each such Acquired Note (or portion thereof) plus all accrued and unpaid interest thereon at the time of such request.

(b)           The Purchaser, by written notice or notices to the Company, may in its own discretion waive an Event of Default and its consequences and rescind or annul such declaration; provided that, no such waiver shall extend to or affect any subsequent Event of Default or impair any right resulting therefrom.

(c)           In case any one or more Events of Default shall occur and be continuing, the Purchaser may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Transaction Document or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law.  In case of a default in the payment of principal or interest on any Acquired Note, the Company will pay to the Purchaser such further amount as shall be sufficient to cover the cost and the expenses of collection, including, without limitation, actual attorney’s fees, expenses and disbursements.  No course of dealing and no delay on the part of a Purchaser in exercising any rights shall operate as a waiver thereof or otherwise prejudice such Purchaser’s rights.

(d)           Any remedy conferred by this Section shall not be exclusive of any other remedy provided by this Agreement or any other Transaction Document or now or hereafter available at law, in equity, by statute or otherwise.

ARTICLE X
MISCELLANEOUS

10.1           Governing Law.  This Agreement and the rights of the parties hereunder shall be governed in all respects by the laws of the State of New York wherein the terms of this Agreement were negotiated, without regard to the conflicts of laws thereof.

10.2           Survival.  Except as specifically provided herein, the representations, warranties, covenants and agreements made herein shall survive the Closing.

10.3           Amendment.  This Agreement may not be amended, discharged or terminated (or any provision hereof waived) without the written consent of the Company and the Purchaser.

10.4           Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon and enforceable by and against, the successors, assigns, heirs, executors and administrators of the parties hereto.  The Purchaser may assign its rights hereunder, and the Company may not assign its rights or obligations hereunder without the consent of the Purchaser or any of its successors, assigns, heirs, executors and administrators.

10.5           Entire Agreement.  This Agreement, the Transaction Documents and the other documents delivered pursuant hereto and simultaneously herewith constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof.

10.6           Notices, etc.  All notices, demands or other communications given hereunder shall be in writing and shall be sufficiently given if delivered either personally or by a nationally recognized courier service marked for next business day delivery or sent in a sealed envelope by first class mail, postage prepaid and either registered or certified, addressed as follows:

(a)
if to the Company:

485 North Keller Road
Suite 450
Maitland, FL 32751
Attn: Chief Executive Officer

With a copy to:

Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
32nd Floor
New York, NY 10006

(b)	if to a Purchaser: Vicis Capital Master Fund 445 Park Avenue 19th Floor New York, NY 10022 Attn: Shad Stastney

with a copy to:

Andrew D. Ketter, Esq.
Quarles & Brady LLP
411 East Wisconsin Avenue
Milwaukee, Wisconsin 53202

10.7           Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any holder of any Acquired Notes upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence, therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement must be, made in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

10.8           Severability.  The invalidity of any provision or portion of a provision of this Agreement shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.  It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

10.9           Expenses.  The Company shall bear its own expenses and legal fees incurred on its behalf with respect to the negotiation, execution and consummation of the transactions contemplated by this Agreement and shall pay all documentary stamp or similar taxes imposed by any authority upon the transactions contemplated by this Agreement or any Transaction Document. The Company shall pay all reasonable, documented third-party fees and expenses incurred by the Purchaser in connection with the enforcement of this Agreement or any of the other Transaction Documents, including, without limitation, all actual reasonable attorneys’ fees and expenses.

10.10           Consent to Jurisdiction; Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED THE STATE AND COUNTY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTION DOCUMENTS.  EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURTS AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY SUCH LEGAL PROCEEDING.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY CONSENTS TO SERVICE OF PROCESS BY NOTICE IN THE MANNER SPECIFIED IN SECTION 7.6 AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION SUCH PARTY MAY NOW OR HEREAFTER HAVE TO SERVICE OF PROCESS IN SUCH MANNER.

10.11           Titles and Subtitles.  The titles of the articles, sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

10.12           Further Assurances.  The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

10.13           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Securities Purchase Agreement, as of the day and year first above written.

COMPANY:

THE AMACORE GROUP, INC.

/s/ Jay Shafer
Jay Shafer
Chief Executive Officer

PURCHASER:

VICIS CAPITAL MASTER FUND
By: Vicis Capital LLC

/s/ Keith Hughes
Keith Hughes
CFO, Vickis Capital LLC